3

(dollar amounts in thousands except per share amounts)                           Three Months Ended
                                                                        ------------------------------------
                                                                         March 31, 1999    March 31, 1998
                                                                        ----------------- ------------------
Basic income per common share computation:
   Income available to common shareholders
      from continuing operations                                           $      24,228      $      22,097
                                                                        ----------------- ------------------
   Income available to common shareholders
       from discontinued operations                                        $           -      $      10,479
                                                                        ----------------- ------------------
   Average common shares outstanding                                              96,290            105,268
                                                                        ================= ==================
   Basic income per common share from continuing
      operations                                                           $        0.25      $        0.21
                                                                        ================= ==================
   Basic income per common share from discontinued
      operations                                                           $           -      $        0.10
                                                                        ================= ==================
  Basic net income per common share                                        $        0.25      $        0.31
                                                                        ================= ==================

Diluted income per common share computation:

   Income available to common shareholders from continuing
      operations                                                           $      24,228      $      22,097
   Interest paid on convertible debt, net of tax benefit                               -                928
   Income available to common shareholders and
      assumed conversions from continuing operations                       $      24,228      $      23,025
                                                                        ----------------- ------------------
   Average common shares outstanding                                              96,290            105,268
   Incremental shares from assumed conversions:
      Convertible debt                                                                 -              7,599
      Stock options                                                                  634              4,136
                                                                        ----------------- ------------------
Diluted average common shares outstanding                                         96,924            117,003
                                                                        ================= ==================
Diluted income per common share from continuing
   operations                                                              $        0.25     $         0.20
                                                                        ================= ==================
Diluted income per common share from discontinued
   operations                                                              $           -     $         0.09
                                                                        ================= ==================
Diluted net income per common share                                        $        0.25     $         0.29
                                                                        ================= ==================